Exhibit 10.2

FUN WORLD M EDIA, INC.

4000 Bridgeway, Suite 400

Sausalito, California 94965

May 28, 2013

George Mainas

_____________

_____________

Re:

Agreement For Consulting Services

Dear George:

This letter agreement (the "Agreement") will set forth the terms and conditions whereby George Mainas (“Consultant”) has agreed to provide certain consulting services to Fun World Media, Inc. (the “Company”).

In consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1.

Description of Services.  The Consultant shall provide the consulting services described in Exhibit A (the "Services") to Company.  The Services shall be performed in a prompt, diligent, thorough manner, and to the satisfaction of Company.

2.

Compensation.  The Company shall compensate Consultant for the Services in the amount of One Hundred Forty Thousand Dollars ($140,000.00).  The compensation shall be paid promptly after the execution of this Agreement and shall be non-refundable to the Company.

3.

Term and Termination.  This Agreement shall be for a term of one year.

4.

Independent Contractor.  The parties expressly intend and agree that Consultant is acting as an independent contractor of Company.  Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties, nor does it grant either party any authority to assume or create any obligation on behalf of or in the name of the other.

5.

Assignment.  Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of Company.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.  Company may assign its rights, duties and obligations under this Agreement to any third party without the prior consent of Consultant.

6.

Applicable Law.  This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws and choice of law provisions, and any action to enforce or interpret the provisions of this Agreement or the rights and obligations of the parties arising hereunder shall be maintained only in and the parties hereby expressly consent to the jurisdiction of, the courts of San Francisco County, California.

7.

Entire Agreement; Modification.  This Agreement, together with the exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof.  No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

8.

Severability; Non-Waiver.  In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.  The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement.

9.

Representation by Counsel; Construction.  Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel.  Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance.  This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

10.

Authority; Capacity.

Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary corporate action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary corporate power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

11.

Counterparts.

This Agreement may be executed in any number of counterparts and delivered by electronic transmission, all of which taken together shall constitute a single instrument.

Please acknowledge your agreement to these terms by signing below and returning a copy of this Agreement to me.  Thank you.

Sincerely,

/s/ Kevin Kearney

Kevin Kearney, CEO

Acknowledged and Agreed:

/s/ George Mainas

__________________________

George Mainas

 EXHIBIT A

Description of Consulting Services

Consultant will perform the following tasks and have the following responsibilities:

•

Develop a strategy for consummating a share exchange or reverse merger (a “Public Transaction”) with Polybrite International, Inc. with a capitalization structure and financing plan reasonably acceptable to the Company;

•

Advise the Company as to the timing, structure, capitalization, and pricing of a Public Transaction;

•

Assist the Company in the execution and closing (the “Closing”) of a Public Transaction;

•

Assist the Company with executing and performing the Sales Representative Agreement and Distribution Agreement with Polybrite International, Inc.;

•

Assist the Company with identifying and securing warehouse and office space;

•

Assist the Company with identifying and retaining management and administrative personnel;

•

Assist the Company with identifying and closing sales and distribution transactions;

•

Provide general advice to the Company and otherwise assist the Company with respect to such services as are customary for similar assignments.

Notwithstanding the foregoing, the Company shall retain the sole and absolute discretion to determine whether to consummate a Public Transaction.